(h)(4)(ii)

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

Subscription Agreement

for Shares of Beneficial Interest

Each prospective investor (“Investor”) must complete all relevant sections of this Subscription Agreement. Failure to do so may result in a delay of acceptance of an Investor’s subscription until a properly completed Subscription Agreement has been received, processed and approved.

January 2019

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST WIRING INSTRUCTIONS

AllianzGI Institutional Multi-Series Trust

c/o State Street Bank & Trust Co, Boston, MA 02110

ABA:011000028 DDA: 9905-749-9

ACCT-(“ACCT” must precede your Acct #)

Portfolio Name:

Shareholder Name:

Ref: [Investor’s Name]

*IMPORTANT

1.    Please have your bank identify on the wire transfer the name of the Investor and the account number for the remitting account. Your account number will be provided by your account representative after you have submitted all documents for review.

2.    We recommend that your bank charge its wiring fees separately so that the amount you have elected to invest may be fully invested.

3.    If you have any questions concerning these wiring instructions, please contact your account representative before initiating the wire. If these instructions are not strictly followed the wire could be delayed which could subsequently delay your investment in the Portfolio(s).

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ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

INVESTMENT PROCEDURES

The Investor should read the current Private Placement Memorandum relating to the offer for sale of shares of beneficial interest (“Shares”) in one or more series (each a “Portfolio”) of the AllianzGI Institutional Multi-Series Trust (the “Trust”), the Statement of Additional Information dated [                    , ], as well as this Subscription Agreement prior to subscribing for Shares in the Portfolio(s).

To comply with applicable anti-money laundering/U.S. Treasury Department’s Office of Foreign Assets Control (the “OFAC”) rules and regulations, both State Street Bank & Trust Company, which has delegated its obligations as transfer agent to DST Asset Manager Solutions, Inc. (the “Transfer Agent”) and Allianz Global Investors U.S. LLC (the “Investment Manager”) will ask for your name, address, date of birth (for individuals), and other information that will allow them to identify you.

If you are interested in purchasing Shares, please complete all applicable pages as indicated below:

☐	Investor Profile Form (pages iv–v)

☐	Background Documentation (pages vi–vii)

☐	Signature Pages (pages 9–10)

☐	Schedule I: Accredited Investor Status (pages I-1–I-3)

☐	Schedule II: Investor Disqualification Event Questionnaire (pages II-1–II-6)

☐	Schedule III: NFA Bylaw 1101 Questionnaire (pages III-1–III-2)

You should also refer to the following Exhibits:

Exhibit	A: Privacy Policy

Exhibit	B: Request for Redemption of Shares

Exhibit	C: Additional Subscription Form

Exhibit	D: Form H (Domestic or Foreign)

The Subscription Agreement will require you to provide a completed U.S. Internal Revenue Service Form W-9 or (if you are a foreign person) an applicable Form W-8. The Subscription Agreement also includes certain additional covenants and representations.

At the discretion of the Trust and/or Allianz Global Investors Distributors LLC, certain investors may be asked to complete forms or provide certifications in addition to or instead of those listed above.

Upon completion of this Subscription Agreement and collection of all documents (if any) required hereunder, please forward to the address listed below:

AllianzGI Institutional Multi-Series Trust

c/o Allianz Global Investors U.S. LLC

1633 Broadway

New York, New York 10019

Attn: Managing Director, Client Services

Because of money laundering concerns, the Trust will not accept investments made in cash. For this purpose, cash includes currency (i.e., coin or paper money), temporary/starter checks, third-party checks, cashiers’ checks, bank drafts, travelers’ checks and money orders. The Trust also does not accept investments by credit cards or checks drawn on non-U.S. banks (even if payment may be effected through a U.S. bank).

Upon approval of the Investor’s subscription and verification of the Investor’s identity, a copy of the executed Signature Page will be countersigned by the Trust and returned to the Investor.

For additional information, please contact your account representative.

INVESTOR PROFILE FORM

ALL INVESTORS MUST COMPLETE THIS PAGE

Name of Investor:

Registered Address of Investor (no P.O. Boxes please):

Name of person exercising investment discretion for Investor (fiduciary, trustee, etc.):

Amount of Subscription in AllianzGI Advanced Core Bond Portfolio:	$

Amount of Subscription in AllianzGI Best Styles Global Managed Volatility Portfolio:	$

Amount of Subscription in AllianzGI Global Small-Cap Opportunities Portfolio:	$

Total Subscription Amount (Minimum Investment of $1 million per Portfolio):	$

Social Security No./Tax I.D. Number:

Election of Dividends:

☐	Reinvest all distributions of income and realized capital gains from a Portfolio in additional shares of that Portfolio; or

☐	Receive all distributions of income and realized capital gains from a Portfolio as cash when declared.

•	Type of Investor - Please check one:

☐ Employee Benefit Plan	☐ Individual	☐ Corporation
☐ S-Corporation	☐ Joint Tenants (with Rights of Survivorship)	☐ Limited Partnership
☐ Registered Investment Company	☐ Tenants in Common	☐ Limited Liability Company
☐ Trust (non-ERISA)		☐ Charitable Remainder Trust
☐ Other – Specify:

•	If this is a participant-directed plan of a government entity, please check the appropriate box below:

☐ 403(b)	☐ 457 Plan	☐ 529 Plan	☐ Other (please describe)

•	If an entity, the Investor is organized under the laws of this state:

•	If the Investor is exempt from U.S. federal income tax, please indicate the basis for the exemption:

•	INVESTOR CONTACT INFORMATION:

Full Mailing Address, if different than above (Exactly as it should appear on labels):

Attention:

Telephone number:	Fax number:

E-mail address:
Request for Additional Copies of Account Statements:

I hereby authorize the Trust (or its representatives, including the Transfer Agent) to provide copies of my monthly account statements to the individuals set forth below.

Name:

Address:

The Investor represents that the following individual or individuals are authorized to act on behalf of the Investor to give and receive instructions between the Trust (or its representatives, including the Transfer Agent) and the Investor. Such individuals are the only persons so authorized until further written notice, signed by one or more of such individuals, is given to the Transfer Agent.

Name	Signature

Name	Signature

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BACKGROUND DOCUMENTATION

To comply with applicable anti-money laundering/OFAC rules and regulations, you are required to provide the following information:

I.	Shareholder Bank Information

Bank Name:
Bank Address:
Account Name:
Account Number:
ABA# and SWIFT code:
Telephone:
Fax:

II.	Additional Information

Trust (including Employee Benefit Plans)

1.	Copy of the trust deed/declaration of trust/governing instrument

2.	Copy of the authorized signatory list of the trustee

Corporation (or S-Corporation)

1.	Copy of certificate of incorporation

2.	501(c)(3) letter (not-for-profit)

3.	Copy of the authorized signatory list of the corporation

Limited Partnership

1.	Copy of certificate of limited partnership

2.	Copy of the authorized signatory list of the general partner

3.	If applicable, copy of prospectus/offering document

Limited Liability Company

1.	Copy of articles of organization or certificate of formation

2.	Copy of the authorized signatory list of the managing member

3.	If applicable, copy of prospectus/offering document

Governmental Entity

1.	Copy of plan documents

2.	Copy of the authorized signatory list

Unincorporated Association

1.	Copy of assumed name certificate

2.	Copy of the authorized signatory list

Sole Proprietorship

1.	Copy of assumed name certificate or the like if individual’s full name is not part of the account title (except for professional titles such as M.D., Attorney-at-Law, etc.)

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

SUBSCRIPTION AGREEMENT

The undersigned (the “Investor”) wishes to subscribe for shares of beneficial interest (“Shares”) in one or more series (each a “Portfolio”) of AllianzGI Institutional Multi-Series Trust (the “Trust”) upon the terms and conditions set forth herein, in the Private Placement Memorandum(s) of the Trust, as the same may be updated or modified from time to time (the “PPM”), and in the Statement of Additional Information of the Trust, as the same may be updated or modified from time to time (the “SAI”).

Accordingly, the Investor agrees as follows:

I.	SUBSCRIPTION FOR SHARES

(A)

The Investor hereby subscribes for and agrees to purchase Shares in one or more Portfolios indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, the Investor should send this agreement to the Trust’s address, which is noted in the Investment Procedures. After the Trust has reviewed the completed Subscription Agreement, the Investor will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, the Investor agrees to wire immediately available funds in the amounts indicated on the Investor Profile Form to the appropriate account(s) established for the Portfolios indicated under Wiring Instructions.

(B)

The Investor agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for Shares in the indicated Portfolio(s) to become effective following the satisfaction of all conditions specified in Section I(C) of this Subscription Agreement, unless otherwise agreed by the Trust.

(C)

The Investor understands and agrees that this subscription for the Shares is ineffective and that the Investor will not become a shareholder of the Trust until: (i) the Investor completes all applicable information requested in this Subscription Agreement, (ii) the Investor executes this Subscription Agreement and delivers it to the Trust or its agent, (iii) the Trust accepts the Subscription Agreement, and (iv) the Trust can and has confirmed that the subscription amount has been received in the appropriate account(s) established for the Portfolios.

(D)	The Investor understands and agrees that the Trust may reject this subscription for Shares for any reason or no reason, in whole or in part, and at any time prior to its acceptance.

(E)	The Investor hereby elects to treat all distributions of income as the Investor has indicated under “Election of Dividends” on the Investor Profile Form.

(F)

The Investor understands and agrees that, unless otherwise indicated under “Election of Dividends” on the Investor Profile Form, the Investor will be deemed to have elected to reinvest all distributions of income and capital gains.

(G)

The Investor agrees that each representation and warranty set forth herein shall be deemed to be made and repeated as of each date of each such additional investment and that any such investment must be in accordance with the terms of the PPM and SAI as in effect on the date the investment is made.

II.	REPRESENTATIONS AND COVENANTS OF THE INVESTOR

(A)

The Investor has received a copy of the current PPM relating to the offer for sale by the Trust of the Shares of each relevant Portfolio and has had an opportunity to request the current SAI, and has reviewed the PPM carefully prior to executing this Subscription Agreement. The Investor acknowledges that the Investor had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information contained in the PPM or the SAI.

(B)

The Investor has been provided an opportunity to obtain any further additional information concerning the offering, the Portfolios and all other information to the extent the Trust, Allianz Global Investors U.S. LLC (the “Investment Manager”) possesses such information or can acquire it without unreasonable effort or expense and has been given the opportunity to ask questions of, and receive answers from, the Investment Manager concerning the terms and conditions of the offering and other matters pertaining to this investment.

(C)

The Investor acknowledges that it has made an independent decision to invest in the Portfolio(s) and that, in making its decision to subscribe for Shares, the Investor has relied solely upon the PPM, the SAI and independent investigations made by the Investor. The Investor is not relying on the Trust, the Investment Manager or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor’s own advisers.

(D)

The Investor is acquiring the Shares for its own account or the account of a beneficial owner,[1] for investment purposes only and not with a view toward distributing or reselling the Shares in whole or in part.

(E)	The Investor understands that no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment.

(F)

The Investor will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom, except to the extent that redemption is permitted as described in the PPM and SAI. The

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“Beneficial owners” will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Investor in an agent, representative, intermediary, nominee or similar capacity.

Investor understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is so registered or an exemption from registration is available. The Investor further understands and agrees that such exemptions are extremely limited. The Investor understands that the Trust is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration under the Securities Act.

(G)

The Investor (either independently or in collaboration with its consultants and advisors) has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Portfolio(s) and is able to bear such risks, and has obtained, in the Investor’s judgment, sufficient information from the Investment Manager to evaluate the merits and risks of such investment. The Investor (either independently or in collaboration with its consultants and advisors) has evaluated the risks of investing in the Portfolio(s), understands there are substantial risks of loss incidental to the purchase of Shares and has determined that the Shares are a suitable investment for the Investor.

(H)

Shares in the Portfolios are sold only to persons who qualify as “accredited investors” as such term is defined in Rule 501(a) promulgated under the Securities Act and the rules, regulations and interpretations thereunder. The Investor understands that the representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement will be relied upon by the Trust and the Investment Manager in determining the Investor’s suitability as a purchaser of Shares and the Trust’s compliance with federal and state securities laws.

(I)

The Investor has all requisite power, authority and capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Investor in connection with the Investor’s subscription for the Shares, including this Subscription Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor may be bound.

(J)

All information which the Investor has provided to the Trust or the Investment Manager concerning the Investor, the Investor’s status, financial position and knowledge and, in the case of an Investor that is an entity, the knowledge of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

(K)

The Investor understands and agrees that, although the Trust will use its reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Trust may present this Subscription Agreement and the information provided in answers to it to such parties (e.g., affiliates, attorneys, auditors, administrators, brokers, regulators and service providers) as it deems necessary or advisable, including to facilitate the acceptance and management of the Investor’s contributions including, but not limited to, in connection with anti-money laundering, tax and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Shares, the compliance with applicable law and any relevant exemption thereto by the Portfolios, the Investment Manager or its affiliates, or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Trust, the Investment Manager, the Transfer Agent or their affiliates are a party or by which they are or may be bound. The Trust may also release information about the Investor if directed to do so by the Investor, if compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation. The Investment Manager’s privacy policy is attached as Exhibit A.

(L)

The Investor hereby agrees that (i) any information provided or otherwise made available to the Investor regarding portfolio holdings of the Portfolios is the confidential property of the Portfolios and may not be traded upon; (ii) access to such information will be limited to the Investor’s employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Trust or the Investment Manager the Investor shall promptly return or destroy such information.

(M)

The Investor acknowledges that United States Federal law, regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) may prohibit the Trust, the Investment Manager and the Transfer Agent from, among other things, engaging in transactions with, and the provision of services to, persons on the list of Specially Designated Nationals and Blocked Persons and persons, foreign countries and territories that are the subject of U.S. sanctions administered by OFAC[2] (collectively, the “OFAC Maintained Sanctions”).

(N)

The Trust prohibits the investment of funds by any persons or entities that are (i) the subject of OFAC Maintained Sanctions, (ii) acting, directly or indirectly, in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions, or on behalf of persons or entities subject to an OFAC Maintained Sanction, (iii) acting, directly or indirectly, for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure, unless the Trust, after being specifically notified by the Investor in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) acting, directly or indirectly, for a foreign shell bank[3] (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”). The Investor represents and warrants that it is not, and is not acting directly or indirectly on behalf of, a Prohibited Person.

[2]	This list may be accessed at http://www.treasury.gov/about/organizational-structure/offices/Pages/Office-of-Foreign-Assets-Control.aspx.
[3]

Generally speaking, a “foreign shell bank” means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A “regulated affiliate” means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

(O)

To the extent the Investor has any beneficial owners,[4] (i) it has carried out thorough due diligence to establish the identities of such beneficial owners, (ii) based on such due diligence, the Investor reasonably believes that no such beneficial owners are Prohibited Persons, (iii) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Investor’s complete withdrawal from the Trust, and (iv) it will make available such information and any additional information requested by the Trust that is required under applicable regulations.

(P)

The Investor represents and warrants that, if it is an entity designated as a “financial institution” in the U.S. Bank Secrecy Act of 1970 as modified by the USA PATRIOT Act of 2001 (generally including banks, trust companies, thrift institutions, agencies or branches of foreign banks, investment bankers, broker-dealers, investment companies, insurance companies, investment advisers, futures commission merchants, commodity trading advisors, and commodity pool operators), it has implemented and enforces an anti-money laundering program that is compliant with applicable law.

(Q)

The Investor acknowledges and agrees that the Trust and/or the Transfer Agent may “freeze the account” of the Investor, including, but not limited to, prohibiting additional investments or suspending redemptions or payment of redemption proceeds if necessary to comply with anti-money laundering statutes or regulations.

(R)

The Investor acknowledges and agrees that the Trust and/or the Transfer Agent, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily and/or as required by law suspicious activity reports (“SARs”) or any other information with governmental and law enforcement agencies that identify transactions and activities that the Trust or the Transfer Agent or their agents reasonably determine to be suspicious, or is otherwise required by law. The Investor acknowledges that the Trust and the Transfer Agent are prohibited by law from disclosing to third parties, including the Investor, any filing or the substance of any SARs.

(S)

The Investor acknowledges and agrees that it will provide additional information or take such other actions as may be necessary or advisable for the Trust (in the sole judgment of the Trust) to comply with any disclosure and compliance policies, related legal process or appropriate requests (whether formal or informal), or otherwise. The Investor by executing this Subscription Agreement consents and by owning Shares will be deemed to have consented, to disclosure by the Trust and its agents, including the Transfer Agent, to

[4]

Beneficial owners include, but are not limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Investor in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. If the Investor is a publicly-traded company, it need not conduct due diligence as to its beneficial owners.

relevant third parties of information pertaining to it in respect of disclosure and compliance policies or information requests related thereto. Failure to honor any such request may result in redemption by the Trust.

(T)

The Investor confirms that all information and documentation provided to the Trust and the Transfer Agent, including, but not limited to, all information regarding the Investor’s identity, is true, correct and complete.

(U)

The Investor acknowledges that the Trust and the Transfer Agent on the Trust’s behalf may not accept any investment from the Investor if the Investor cannot truthfully make the representations set forth in the preceding eight subsections.

(V)

The Investor hereby agrees to supply the Trust with a completed U.S. Internal Revenue Service Form W-9 (or successor form); or, if the Investor is a foreign person, the proper form of U.S. Internal Revenue Service Form W-8 (or successor form). The Investor certifies that (i) the Investor’s taxpayer identification number provided herein is correct, (ii) each IRS Form W-9 or W-8 (including all accompanying documentation), and any other required tax form, when delivered, will be fully and accurately completed. The Investor agrees that it shall provide an updated, correct and complete IRS Form W-9 or W-8, as applicable, including any accompanying required documentation, (A) promptly upon reasonable demand by the Trust or the Transfer Agent and (B) promptly if such form previously provided has become obsolete (including by operation of law), incorrect or ineffective or expires.

(W)

The Investor hereby agrees to provide the Trust with any additional tax-related information, certifications or documentation as may be required as a result of a change in status of the Investor, or as the Trust may otherwise request from time to time, including, without limitation, such information as may be required with respect to the Investor’s identity, citizenship, residency, tax status, business, control or ownership (including with respect to the direct and indirect owners or beneficiaries of the Investor) to comply with Tax Information Exchange Obligations (as determined in the sole judgment of the Administrator or the Transfer Agent). “Tax Information Exchange Obligations” means the obligations imposed on the Trust to gather and disclose to the competent authorities information relating to investors in the Trust under (i) Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations thereunder, including any successor provisions, subsequent amendments and administrative guidance thereunder, (ii) any other legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting, tax information exchange, reporting and/or withholding tax regimes (including the OECD Common Reporting Standard on the automatic exchange of financial account information), (iii) any applicable intergovernmental agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations or guidance described in (i) and (ii) above, including the OECD Multilateral Competent Authority Agreement, and (iv) any relevant legislation, regulations or guidance that give effect to the foregoing (collectively, “FATCA”). In the event that the Investor fails to provide any of the information, representations, certificates, waivers or forms (or undertake any of the actions) required in this paragraph, the Trust shall have full authority to (1) redeem the Investor’s Shares or (2) take any other steps as the Trust determines in its sole discretion are necessary or appropriate to mitigate the consequences of the Investor’s failure to comply with this paragraph. If the Investor fails to comply with this paragraph, unless otherwise agreed by the Trust in writing the Investor agrees (together with all other Investors that fail to comply with similar requirements) to indemnify and hold harmless the Trust and the Investment Manager, or in each case any affiliate thereof, from and against any taxes (including interest, penalties, and additions), costs, expenses, or other losses or damages, arising out of such failure or failures, including any withholding tax imposed under FATCA or similar rules under other jurisdictions on any relevant entity and any withholding or other taxes imposed as a result of a transfer effected pursuant to this paragraph. The Investor understands that the information referred to in (V) and (W) may be disclosed to the IRS or other governmental authorities or third parties as necessary or advisable to comply with any applicable requirements (as determined in the sole judgment of the Trust).

(X)

The Investment Manager may effect “cross” transactions between a Portfolio and other client accounts advised by the Investment Manager or its affiliates when appropriate and to the extent permitted by applicable law. In a “cross” transaction, one client account will purchase securities held by another client account or other affiliated account. By the execution of this Subscription Agreement, the Investor hereby authorizes and consents to any and all of the foregoing transactions.

(Y)

The Investor is, with respect to each Portfolio, one person within the meaning of Rule 12g5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Investor’s form of holding its Shares of a Portfolio is not used primarily to circumvent the provisions of Section 12(g) or Section 15(d) of the Exchange Act.

III.	GENERAL

(A)	The Investor understands that the Shares are not publicly traded and that there will be no public market for the Shares.

(B)

If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

(C)

If any answers provided or background documentation required under this Subscription Agreement is found to be false, forged, or misleading, the Investor understands that the Investment Manager may require such Investor to fully withdraw from the Portfolio(s).

IV.	ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS

The Trust may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire Shares in the Portfolio(s) and may request from time to time such information as it may deem necessary to determine the continued eligibility of the Investor to hold Shares or to enable the Investment Manager to determine the Portfolios’, the Investment Manager’s or the Transfer Agent’s compliance with applicable regulatory requirements or the Portfolios’ tax status, and the Investor agrees to provide such information as may reasonably be requested.

The Investor agrees to notify the Investment Manager and the Transfer Agent promptly via their account representative if there is any change with respect to any of the information or representations made herein (including the schedules and annexes attached hereto) and to provide the Investment Manager and/or the Transfer Agent via their account representative with such further information as the Investment Manager and/or Transfer Agent may reasonably require.

This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts. The counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties do not execute the same counterpart.

V.	CHOICE OF LAW; CONSENT TO JURISDICTION

Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed under the laws of the Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on the Investor in accordance with its terms.

To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Subscription Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts in the county of Suffolk and of the U.S. District Court for the District of Massachusetts.

SIGNATURE PAGES

The undersigned hereby represents and agrees that:

(a)	the information contained in this Subscription Agreement is complete and accurate and may be relied upon; and

(b)	the execution of this signature page constitutes the execution and receipt of this Subscription Agreement and the applicable Private Placement Memorandum(s).

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this      day of             , 20    .

Name of Investor (please print)

Signature(s):

Name and applicable title

Date

Name and applicable title (if more than one)

Date

Name and applicable title (if more than two)

Date

SIGNATURE PAGES

FOR INTERNAL ALLIANZ USE ONLY

SUBSCRIPTION ACCEPTED

AS TO $

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

By:

Name:

Title:

Date:

A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Subscription Agreement are not binding upon any of the Trustees, officers, or shareholders of any Portfolio individually but are binding only upon the assets and property belonging to the Portfolios.

SCHEDULE I

ACCREDITED INVESTOR STATUS

The Investor must certify by checking the appropriate box below that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

I.	Individuals

☐	The Investor has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000.[1]

☐

The Investor had individual income (exclusive of any income attributable to his or her spouse) of more than $200,000[2] in each of the past two years, or joint income with his or her spouse of more than $300,000[3] in each of those years, and reasonably expects to reach the same income level in the current year.

II.	Corporations, Foundations, Endowments, Limited Partnerships, or Limited Liability Companies

☐	The Investor has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered; or

☐

All of the Investor’s equity owners are accredited investors as described in this Schedule I. Allianz Global Investors U.S. LLC (the “Investment Manager”), in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

[1]

As used in this item, “net worth” must be calculated as set forth in Rule 501(a) under the Securities Act. In general, “net worth” means the excess of total assets at fair market value over total liabilities. For the purposes of determining “net worth,” the primary residence owned by an individual shall be excluded as an asset. Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that: (1) such liabilities exceed the fair market value of the residence; or (2) such liabilities were incurred within 60 days before the sale of the Interests (other than as a result of the acquisition of the primary residence).

[2]

For purposes of this item, “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income received under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

[3]

For purposes of this item, “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the amounts (including any amounts attributable to a spouse or to property owned by a spouse) of the type described in note 2.

III.	Employee Benefit Plans

☐

The Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the decision to invest in the Portfolio(s) was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser. The name of such plan fiduciary is:                     ; or

☐	The Investor is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000; or

☐

The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000.

IV.	Section 501(c)(3) Organizations

☐

The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), was not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000.

V.	Trusts

☐

The Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered, and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment; or

☐

The Investor is (i) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts; or

☐

The Investor is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors as described in this Schedule I. The Investment Manager, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

VI.	Banks, Savings and Loans and Similar Institutions

☐	The Investor is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act; or

☐	The Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or

☐	The Investor is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); or

☐	The Investor is a business development company under Section 2(a)(48) of the Investment Company Act; or

☐	The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

☐	The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

VII.	Insurance Companies

☐	The Investor is an insurance company as defined in Section 2(a)(13) of the Securities Act.

VIII.	Employees

☐	The Investor is a trustee or executive officer of the Trust.

SCHEDULE II

INVESTOR DISQUALIFICATION EVENT QUESTIONNAIRE

Definitions. Certain terms used in this questionnaire are italicized, and the definitions of those terms are set forth at the end of this form. Please review those definitions before answering any of the following questions.

The reference herein to convictions, court orders, injunctions, decrees, or regulatory orders is limited to actions taken only in the United States, and does not include actions in a foreign court or issued by a foreign regulatory authority, as the case may be.

Basis for Response; Amending Responses. Please answer every question. Please immediately advise the Investment Manager by telephone or email if there is any change in the information set forth herein after you have completed this questionnaire.

Attachments. Please feel free to attach extra pages as necessary. Please reference the question to which any attachment relates.

I.	Beneficial Ownership, and Voting or Similar Agreements

a.

Is the Investor aware of any other investor or prospective investor in a Portfolio (i) that the Investor controls, is controlled by, or is under common control with the Investor, or (ii) with whom the Investor has any agreement to act together for the purpose of acquiring, holding, voting or disposing of Interests in one or more Portfolios?

☐        Yes        ☐         No

If “yes”, please identify those investor(s) or prospective investor(s):

b.	Is the Investor aware of a parent company or any other person who is otherwise a beneficial owner with respect to the Investor?

☐        Yes        ☐         No

If “yes”, please identify those beneficial owners:

II.	Bad Actor Events

a.

Has the Covered Person, within the last ten (10) years, been convicted of a felony or misdemeanor, in the United States, (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the Commission or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐        Yes         ☐        No

If the Covered Person’s response to question a. is “yes,” please explain. In such explanation, please include (i) the jurisdiction in which the conviction occurred, (ii) the nature of the offense, (iii) the nature of the conviction (i.e., felony or misdemeanor), (iv) the date of the conviction and (v) the sentence received.

b.

Is the Covered Person currently subject to any order, judgment or decree of any U.S. court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the Covered Person from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of a false filing with the Commission or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐        Yes        ☐         No

If the Covered Person’s response to question b. is “yes,” please explain. In such explanation, please include (i) the jurisdiction in which the court injunction or restraining order was issued, (ii) the nature of the offense, (iii) the date the injunction or restraining order was issued and (iv) the dates during which the injunction or restraining order is in effect.

c.

Is the Covered Person currently subject to a final order of a State securities commission (or an agency or officer of a State performing like functions), a State authority that supervises or examines banks, savings associations, or credit unions, a State insurance commission (or an agency or officer of a State performing like functions), an appropriate Federal banking agency, the National Credit Union Administration, or the U.S. Commodity Futures Trading Commission, that—

(i)	bars the Covered Person from—

(I)	association with an entity regulated by such commission, authority, agency, or officer;

(II)	engaging in the business of securities, insurance, or banking; or

(III)	engaging in savings association or credit union activities; or

(ii)	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct[1] within the last ten (10) years?

☐        Yes        ☐         No

If the Covered Person’s response to question c. is “yes,” please explain. In such explanation, please provide (i) the authority that issued the final order, (ii) the nature of the offense, (iii) the date the final order was issued and (iv) the dates during which the final order is in effect.

d.	Is the Covered Person currently subject to an order of the Commission pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or (f)

[1]

An order which prohibits “fraudulent, manipulative or deceptive conduct” is not necessarily scienter-based and may be based on a violation of a State law that prohibits “dishonest or unethical” business conduct or practices.

of the Investment Advisers Act of 1940 (the “Advisers Act”) that (i) suspends or revokes the Covered Person’s registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on the Covered Person’s activities, functions or operations or (iii) bars the Covered Person from being associated with any entity or from participating in the offering of any penny stock?

☐        Yes        ☐          No

If the Covered Person’s response to question d. is “yes,” please explain. Please include in such explanation (i) the nature of the offense, (ii) the date of the order and (iii) the dates during which the order is in effect.

e.

Is the Covered Person currently subject to any order of the Commission, entered in the last five (5) years, that orders the Covered Person to cease and desist from committing or causing a violation or future violation of (a) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act of 1933 (the “Securities Act”), Section 10(b) of the Exchange Act (but excluding a violation of Rule 105 of Regulation M under the Exchange Act) and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (b) Section 5 of the Securities Act?

☐        Yes        ☐         No

If the Covered Person’s response to question e. is “yes,” please explain. Please include in such explanation (i) the nature of the offense, (ii) the date of the order and (iii) the dates during which the order is in effect.

f.

Is the Covered Person currently suspended or expelled from membership in, or suspended or barred from association with a member of, a self-regulatory organization for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐        Yes        ☐         No

If the Covered Person’s response to question f. is “yes,” please explain. In such explanation, please provide (i) the organization from which the Covered Person was suspended or expelled, (ii) the nature of the offense and (iii) the dates of suspension or expulsion.

g.

Has the Covered Person filed as a registrant or issuer, or has the Covered Person been named as an underwriter in, a registration statement or Regulation A offering statement filed with the Commission that, within the last five (5) years, (i) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (ii) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

☐        Yes        ☐         No

If the Covered Person’s response to question g. is “yes,” please explain. In such explanation, please include (i) the nature of the offense and (ii) if applicable, the date of the order.

h.

Is the Covered Person subject to (i) a United States Postal Service false representation order entered into within the last five (5) years, or (ii) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐        Yes        ☐         No

If the Covered Person’s response to question h. is “yes,” please explain. In such explanation, please include (i) the nature of the offense and (ii) the date of the order or preliminary injunction.

i.

If the Covered Person responded “yes” to any of the questions above, has the Covered Person obtained a waiver from disqualification under Rule 506(d) in writing from either (i) the Commission or (ii) the court or regulatory authority that entered the relevant order, judgment or decree?

☐        Yes        ☐         No

If the Covered Person’s response to question i. is “yes,” please explain. In such explanation, please include (i) the party which granted such waiver, (ii) the date such waiver was granted and (iii) the specific waiver language from the applicable order, judgment or decree.

[Remainder of page intentionally left blank; signature page follows]

The Investor confirms that the foregoing statements are true, correct and complete. The Investor understands and agrees that the foregoing responses, as completed by the Investor, and the Investor’s further communication regarding the matters contemplated herein, will be relied upon by the Investment Manager and the Trust in connection with filings with the Commission. The Investor agrees to advise the Investment Manager as promptly as practicable if there is any change in any of the information set forth herein.

Dated:

Please complete the following if the beneficial owner is a corporation, partnership or other entity:	Please complete the following if the beneficial owner is a natural person:

(Print Name of Beneficial Owner)	(Signature of Beneficial Owner)

By:	By:
(Signature of Authorized Signatory)	(Print Name of Beneficial Owner)

(Print Name of Authorized Signatory)

(Print Title of Authorized Signatory)

Please provide an address, telephone and facsimile numbers and an email address where we may contact you with any follow-up questions.

Address:

Telephone:
Fax:
Email:

Definitions for Investor Disqualification Event Questionnaire

The term beneficial owner means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, or is deemed to have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. Beneficial ownership, therefore, includes both direct and indirect ownership interests. As interpreted by the staff of the Commission, whether a person is a beneficial owner must be analyzed under Rules 13d-3 and 13d-5 under the Exchange Act. The foregoing includes, among other things, “looking through” the direct owner of Shares of a Portfolio to such owner’s controlling persons, as well as aggregating the beneficial ownership of members of a group or persons under common control or which have entered into a voting or other agreement to acquire, hold, vote or dispose or direct the disposition of the Shares of the Portfolio being subscribed for.

The term Commission means to the U.S. Securities and Exchange Commission.

The term Covered Person means the Investor together with any other person who could be deemed to be a beneficial owner of the Shares held by the Investor.

The term final order means a written directive or declaratory statement issued by a State securities commission (or an agency or officer of a State performing like functions), a State authority that supervises or examines banks, savings associations, or credit unions, a State insurance commission (or an agency or officer of a State performing like functions), an appropriate Federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration under applicable statutory authority, that provides for notice and opportunity for hearing, which constitutes a final disposition or action by that federal or State agency. An order that is subject to appeal may still be a final order for purposes of this definition.

The term self-regulatory organization means a registered national securities exchange or registered national or affiliated securities association.

The term voting equity securities means only those equity securities that, by their terms, currently entitle securityholders to vote for the election of directors of an issuer which is a corporation or the equivalent controlling persons of a noncorporate issuer. Conversely, securities that confer voting rights limited solely to approval of rights and preferences of the class or the approval of significant transactions such as acquisitions, dispositions or financings would not be considered voting equity securities for these purposes. The Commission intends such term to be applied consistently with the term “voting securities” in Rule 405 of the Securities Act and accordingly the term should only be read to denote securities having a right to vote that is presently exercisable, irrespective of the existence of control or significant influence.

SCHEDULE III

NFA BYLAW 1101 QUESTIONNAIRE

In order to ensure compliance with applicable rules of the National Futures Association (“NFA”) and the regulations of the Commodity Futures Trading Commission (“CFTC”), AllianzGI Institutional Multi-Strategy Trust (the “Trust”) must confirm that each Investor that is required to register under the Commodity Exchange Act (“CEA”) and to become a member of NFA has done so. The Investor must check the statement(s) below that apply to the Investor (or, if the Investor is a commodity pool, to the operator thereof):

The Investor hereby certifies that (Please check the appropriate box):

☐

The Investor (or, if the Investor is a commodity pool, the operator thereof) is a member of NFA and is registered under the CEA as a:                     . (Please indicate the category or categories in which the Investor, or the operator thereof, is so registered, and its NFA ID number. Registration categories include commodity pool operator, commodity trading advisor, futures commission merchant, introducing broker, retail foreign exchange dealer, swap dealer or major swap participant.)

☐

The Investor (and the pool operator of the Investor in the case of a commodity pool) is exempt from registration under the CEA pursuant to                      and has made any necessary filings with the NFA in order to avail itself of such exemption. (If the Investor is a commodity pool operator or commodity trading advisor but is exempt from registration as such, please cite the section of the CEA or CFTC Regulation under which exemption from registration is claimed.)

☐

The Investor is not required to be a member of NFA or to be registered under the CEA because it does not engage in activity that comes within the definition of any of the registration categories stated in bold above.

[Remainder of page intentionally left blank; signature page follows]

III-1

The Investor covenants to advise the Trust immediately in writing if any warranty or any information contained herein becomes untrue.

Name of Investor (please print)

Signature(s):

Name and applicable title

Date

Name and applicable title (if more than one):

Date

Name and applicable title (if more than two):

Date

III-2

EXHIBIT A

PRIVACY POLICY

Effective Date: September 2017

Please read this Policy carefully. It gives you important information about how Allianz Global Investors U.S. and its U.S. affiliates (“AllianzGI US,” “we” or “us”) handle non-public personal information (“Personal Information”) that we may receive about you. It applies to all of our past, present and future clients and shareholders of AllianzGI US and the funds and accounts it manages, advises, sub-advises, administers or distributes, and will continue to apply when you are no longer a client or shareholder. As used throughout this Policy, “AllianzGI US” means Allianz Global Investors U.S. LLC, Allianz Global Investors Distributors LLC, and the family of registered and unregistered funds managed by one or more of these firms. AllianzGI US is part of a global investment management group, and the privacy policies of other Allianz Global Investors entities outside of the United States may have provisions in their policies that differ from this Privacy Policy. Please refer to the website of the specific non-US Allianz Global Investors entity for its policy on privacy.

We Care about Your Privacy

We consider your privacy to be a fundamental aspect of our relationship with you, and we strive to maintain the confidentiality, integrity and security of your Personal Information. To ensure your privacy, we have developed policies that are designed to protect your Personal Information while allowing your needs to be served.

Information We May Collect

In the course of providing you with products and services, we may obtain Personal Information about you, which may come from sources such as account application and other forms, from other written, electronic, or verbal communications, from account transactions, from a brokerage or financial advisory firm, financial advisor or consultant, and/or from information you provide on our website.

You are not required to supply any of the Personal Information that we may request. However, failure to do so may result in us being unable to open and maintain your account, or to provide services to you.

How Your Information Is Shared

We do not disclose your Personal Information to anyone for marketing purposes. We disclose your Personal Information only to those service providers, affiliated and non-affiliated, who need the information for everyday business purposes, such as to respond to your inquiries, to perform services, and/or to service and maintain your account. This applies to all of the categories of Personal Information we collect about you. The affiliated and non-affiliated service providers who receive your Personal Information also may use it to process your transactions, provide you with materials (including preparing and mailing prospectuses and shareholder reports and gathering shareholder proxies), and provide you with account statements and other materials relating to your account. These service providers provide services at our direction, and under their agreements with us, are required to keep your Personal Information confidential and to use it only for providing the contractually required services. Our service providers may not use your Personal Information to market products and services to you except in conformance with applicable laws and regulations. We also may provide your Personal Information to your respective brokerage or financial advisory firm, custodian, and/or to your financial advisor or consultant.

In addition, we reserve the right to disclose or report Personal Information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law, to cooperate with regulators or law enforcement authorities or pursuant to other legal process, or to protect our rights or property, including to enforce our Privacy Policy or other agreements with you. Personal Information collected by us may also be transferred as part of a corporate sale, restructuring, bankruptcy, or other transfer of assets.

Security of Your Information

We maintain your Personal Information for as long as necessary for legitimate business purposes or otherwise as required by law. In maintaining this information, we have implemented appropriate procedures that are designed to restrict access to your Personal Information only to those who need to know that information in order to provide products and/or services to you. In addition, we have implemented physical, electronic and procedural safeguards to help protect your Personal Information.

Privacy and the Internet

The Personal Information that you provide through our website, as applicable, is handled in the same way as the Personal Information that you provide by any other means, as described above. This section of the Policy gives you additional information about the way in which Personal Information that is obtained online is handled.

•

Online Enrollment, Account Access and Transactions: When you visit our website, you can visit pages that are open to the general public, or, where available, log into protected pages to enroll online, access information about your account, or conduct certain transactions. Access to the secure pages of our website is permitted only after you have created a User ID and Password. The User ID and Password must be supplied each time you want to access your account information online. This information serves to verify your identity. When you enter Personal Information into our website to enroll or access your account online, you will log into secure pages. By using our website, you consent to this Privacy Policy and to the use of your Personal Information in accordance with the practices described in this Policy. If you provide Personal Information to effect transactions, a record of the transactions you have performed while on the site is retained by us. For additional terms and conditions governing your use of our website, please refer to the Investor Mutual Fund Access – Disclaimer which is incorporated herein by reference and is available on our website.

•

Cookies and Similar Technologies: Cookies are small text files stored in your computer’s hard drive when you visit certain web pages. Clear GIFs (also known as Web Beacons) are typically transparent very small graphic images (usually 1 pixel x 1 pixel) that are placed on a website that may be included on our services provided via our website and typically work in conjunction with cookies to identify our users and user behavior. We may use cookies and automatically collected information to: (i) personalize our website and the services provided via our website, such as remembering your information so that you will not have to re-enter it during your use of, or the next time you use, our website and the services provided via our website; (ii) provide customized advertisements, content, and information; (iii) monitor and analyze the effectiveness of our website and the services provided via our website and third-party marketing activities; (iv) monitor aggregate site usage metrics such as total number of visitors and pages viewed; and (v) track your entries, submissions, and status in any promotions or other activities offered through our website and the services provided via our website. Tracking technology also helps us manage and improve the usability of our website, (i) detecting whether there has been any contact between your computer and us in the past and (ii) to identify the most popular sections of our website. Because an industry-standard Do-Not-Track protocol is not yet established, our website will continue to operate as described in this Privacy Policy and will not be affected by any Do-Not-Track signals from any browser.

•	Use of Social Media Plugins Our website uses the following Social Media Plugins (“Plugins”):

•	Facebook Share Button operated by Facebook Inc., 1601 S. California Ave, Palo Alto, CA 94304, USA

•	Tweet Button operated by Twitter Inc., 795 Folsom St., Suite 600, San Francisco, CA 94107, USA

•	LinkedIn Share Button operated by LinkedIn Corporation, 2029 Stierlin Court, Mountain View, CA 94043, USA

All Plugins are marked with the brand of the respective operators Facebook, Twitter and LinkedIn (“Operators”). When you visit our website that contains a social plugin, your browser establishes a direct connection to the servers of the Operator. The Operator directly transfers the plugin content to your browser which embeds the latter into our website, enabling the Operator to receive information about you having accessed the respective page of our website. Thus, AllianzGI US has no influence on the data gathered by the plugin and we inform you according to our state of knowledge: The embedded plugins provide the Operator with the information that you have accessed the corresponding page of our website. If you do not wish to have such data transferred to the Operators, you need to log out of your respective account before visiting our website. Please see the Operators’ data privacy statements in order to get further information about purpose and scope of the data collection and the processing and use:

•	Facebook: https://de-de.facebook.com/about/privacy/

•	Twitter: https://twitter.com/privacy

•	Linked In: https://www.linkedin.com/legal/privacy-policy

Changes to Our Privacy Policy

We may modify this Privacy Policy from time-to-time to reflect changes in related practices and procedures, or applicable laws and regulations. If we make changes, we will notify you on our website and the revised Policy will become effective immediately upon posting to our website. We also will provide account owners with a copy of our Privacy Policy annually if required. We encourage you to visit our website periodically to remain up to date on our Privacy Policy. You acknowledge that by using our website after we have posted changes to this Privacy Policy, you are agreeing to the terms of the Privacy Policy as modified.

Obtaining Additional Information

If you have any questions about this Privacy Policy or our privacy related practices in the United States, you may contact us via our dedicated email at PrivacyUS@allianzgi.com.

EXHIBIT B

NOTE: PLEASE CONTACT YOUR ACCOUNT REPRESENTATIVE PRIOR TO

FORWARDING THIS DOCUMENT

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

REQUEST FOR REDEMPTION OF SHARES FORM

Dated:             ,

AllianzGI Institutional Multi-Series Trust c/o DST Asset Manager Solutions, Inc.330 w 7th Street STE 219968

Kansas City, MO 64105-1407

To Whom It May Concern:

The undersigned shareholder of the series (each a “Portfolio”) of the AllianzGI Institutional Multi-Series Trust (the “Trust”) hereby requests that the Trust redeem the Investor’s shares in the Portfolio(s) and pay the following amount to the Investor as directed below:

(check one)

         the entire value of the Investor’s shares of the Portfolio(s); or

         $         from the AllianzGI Advanced Core Bond Portfolio

         $         from the AllianzGI Best Styles Global Managed Volatility Portfolio

         $         from the AllianzGI Global Small-Cap Opportunities Portfolio as soon as possible only following receipt of this letter by the Transfer Agent6.

Note: Redemption proceeds shall be paid to the same account(s) from which the Investor’s investment in the Portfolio(s) was originally remitted. If the original bank information has changed, Form H attached as Exhibit D is required. Additionally, this change will require your signature to be validated on Form H by means of a Medallion Signature Guarantee or Signature Validation Program (SVP) stamp. A Medallion Signature Guarantee or an SVP stamp may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a Medallion program or SVP recognized by the Securities Transfer Association. Form H will supersede the original bank instructions, unless otherwise noted. Redemption proceeds shall ordinarily be paid to a redeeming Investor within three business days after a redemption request, but may take up to seven calendar days. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

[6]	Requests for redemptions are unconditional. Notices of redemptions are irrevocable by the Investor, unless otherwise determined by the Portfolio’s Investment Manager in its sole discretion.

B-1

Very truly yours,

Name of Investor (please print)

Signature(s):

Name and applicable title

Date

Name and applicable title (if more than one)

Date

Name and applicable title (if more than two)

Date

B-2

EXHIBIT C

NOTE: PLEASE CONTACT YOUR ACCOUNT REPRESENTATIVE PRIOR TO FORWARDING THIS DOCUMENT

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

ADDITIONAL SUBSCRIPTION FORM

AllianzGI Institutional Multi-Series Trust

c/o Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

To Whom It May Concern:

The undersigned hereby wishes to make an additional subscription to the series of the AllianzGI Institutional Multi-Series Trust (the “Trust”).

The additional amount to be contributed (“Additional Subscription”) is:

$          for the AllianzGI Advanced Core Bond Portfolio;

$          for the AllianzGI Best Styles Global Managed Volatility Portfolio;

$          for the AllianzGI Global Small-Cap Opportunities Portfolio.

$          Total

The undersigned acknowledges and agrees: (i) that the undersigned is making the Additional Subscription on the terms and conditions contained in the Subscription Agreement, dated             , 20    , previously executed by the undersigned and accepted by the Trust (the “Subscription Agreement”); (ii) that the representations and covenants of the undersigned contained in the Subscription Agreement are true and correct in all material respects as of the date set forth below; (iii) the information provided on the Investor Profile Form in the Subscription Agreement is correct as of the date set forth below; and (iv) the background information provided to the Trust is true and correct in all material respects as of the date set forth below.

THE UNDERSIGNED AGREES TO NOTIFY THE TRUST

PROMPTLY SHOULD THERE BE ANY CHANGE IN ANY OF THE

FOREGOING INFORMATION.

Note: Additional proceeds shall be paid from the same account(s) from which the Investor’s investment in the Portfolio(s) was originally remitted. If the original bank information has changed, Form H attached as Exhibit D is required. Form H will supersede the original payment instructions, unless otherwise noted. Additionally, this change will require your signature to be validated on Form H by means of a Medallion Signature Guarantee or Signature Validation Program (SVP) stamp. A Medallion Signature Guarantee or an SVP stamp may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a Medallion program or SVP recognized by the Securities Transfer Association.

Very truly yours,

Name of Investor (please print)

Signature(s):

Name and applicable title

Date

Name and applicable title (if more than one)

Date

Name and applicable title (if more than two)

Date

FOR INTERNAL ALLIANZ USE ONLY

SUBSCRIPTION ACCEPTED

AS TO $

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

BY: ALLIANZ GLOBAL INVESTORS U.S. LLC, ITS INVESTMENT ADVISER

By:
Name:

Title:

Date:

EXHIBIT D

FORM H (DOMESTIC OR FOREIGN

Form H - Domestic

Domestic Bank Wire Instructions

Please list the bank account information that is being used to wire the funds for your investment, and sign below. Your signature must be validated by means of a Medallion Signature Guarantee or Signature Validation Program (SVP) stamp. A Medallion Signature Guarantee or an SVP stamp may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a Medallion program or SVP recognized by the Securities Transfer Association.

The remitter should state in the remittance advice the full name(s) of subscriber(s), for ease of identification. All subscription money must originate from an account held in the name of the subscriber(s). No third party payments shall be permitted.

For Subscribers personal account:

Bank Name:
Bank Street Address:
Bank City, State, Zip Code:
ABA and/or Swift Code:
Account Name:
Account Number:
Reference (if required):

For Subscribers account with a custodian/administrator:

Bank Name:
Bank Street Address:

EXHIBIT D

FORM H (DOMESTIC OR FOREIGN

Bank City, State, Zip Code:
ABA and/or Swift Code:
Custodian/Administrator Account Name:
Custodian/Administrator Account Number:
For Further Credit Name (Subscribers Name):
For Further Credit Account No. (Subscribers No):
Reference (if required):

EXHIBIT D

FORM H (DOMESTIC OR FOREIGN

In addition, until further written notice is received and authenticated by the administrator signed by one or more authorized signers, funds will be wired to the investor (for instance, upon redemption or distribution) using the above instructions.

Authorized Signor:

Print Name	Signature

EXHIBIT D

FORM H (DOMESTIC OR FOREIGN

Form H – Foreign

Foreign Bank Wire Instructions

Please list the bank account information that is being used to wire the funds for your investment, and sign below.

The remitter should state in the remittance advice the full name(s) of subscriber(s), for ease of identification. All subscription money must originate from an account held in the name of the subscriber(s). No third party payments shall be permitted.

For Subscribers account in a foreign country:

Intermediary US Bank Name:
Intermediary US Bank ABA and/or Swift Code:
Beneficiary Bank Name:
Beneficiary Bank Address:
Swift Code:
Account Name (Subscribers Name):
Account No. (Subscribers No):
Reference (if required):

For Subscribers account with a custodian/administrator in a foreign country:

Intermediary US Bank Name:
Intermediary US Bank ABA and/or Swift Code:
Beneficiary Bank Name:
Beneficiary Bank Address:

EXHIBIT D

FORM H (DOMESTIC OR FOREIGN

Swift Code:
Custodian/Administrator Account Name:
Custodian/Administrator Account Number:
For Further Credit Name (Subscribers Name):
For Further Credit Account No. (Subscribers No):
Reference (if required):

EXHIBIT D

FORM H (DOMESTIC OR FOREIGN

In addition, until further written notice is received and authenticated by the administrator signed by one or more authorized signers, funds will be wired to the investor (for instance, upon redemption or distribution) using the above instructions.

Authorized Signor:

Print Name	Signature